      As filed with the Securities and Exchange Commission on August 30, 2000

                                                   REGISTRATION NO. 333-46165
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                            ANIKA THERAPEUTICS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

    MASSACHUSETTS                                               04-3145961
 (State of Incorporation)                                    (I.R.S. Employer
                                                             Identification No.)

                             236 WEST CUMMINGS PARK
                                   WOBURN, MA
                                 (718) 932-6616
                    (Address of Principal Executive Offices)

                      ------------------------------------

                                J. MELVILLE ENGLE
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            ANIKA THERAPEUTICS, INC.
                                236 CUMMINGS PARK
                                   WOBURN, MA
                                 (781) 932-6616
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                      ------------------------------------

                                    Copy to:

                              H. DAVID HENKEN, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 570-1000

================================================================================

         On February 12, 1998, the Registrant registered 203,700 shares of its common stock, par value $.01 per share, for resale by Leerink, Swann, Gerrity, Sollami, Yaffe & Wynn (the "Selling Stockholder") pursuant to a Registration Statement on Form S-3 (File No. 333-46165) (the "Registration Statement"). As the Registrant's obligations to the Selling Stockholder pursuant to a Stock Purchase Agreement dated as of February 29, 1996 and a Letter Agreement dated as of August 27, 1997 by and between the Registrant and the Selling Stockholder have been fulfilled, the Registrant files this Post- Effective Amendment No. 1 to the Registration Statement to terminate the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, the Commonwealth of Massachusetts, on this 29th day of August, 2000.


                                    ANIKA THERAPEUTICS, INC.


                                    By: /s/ J. Melville Engle
                                       -------------------------------------
                                       J. Melville Engle
                                       Chairman, President and Chief Executive
                                       Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


SIGNATURE                                          TITLE                                    DATE
---------                                          -----                                    ----



/s/ J. Melville Engle                       Chairman, Chief Executive Officer &         August 29, 2000
----------------------------------------    President (Principal Executive Officer)
J. Melville Engle


/s/ Douglas R. Potter                       Chief Financial Officer, Treasurer and
----------------------------------------    Clerk (Principal Financial and
Douglas R. Potter                           Accounting Officer)                         August 29, 2000



                  *                         Director                                    August 29, 2000
----------------------------------------
Joseph L. Bower



                  *                         Director                                    August 29, 2000
----------------------------------------
Eugene A. Davidson



                  *                         Director                                    August 29, 2000
----------------------------------------
Samuel F. McKay



                  *                         Director                                    August 29, 2000
----------------------------------------
Harvey S. Sadow



                  *                         Director                                    August 29, 2000
----------------------------------------
Steven E. Wheeler


*By: /s/ J. Melville Engle                                                              August 29, 2000
    ------------------------------------
        J. Melville Engle
        Attorney-in-Fact
